Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, each of Pampa Holdings LLC, Pampa F&F LLC, Dolphin Fund Management S.A., Consultores Fund Management Ltd., Dolphin Inversora S.A. and Marcelo Mindlin agrees to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the American Depositary Shares (“ADSs”), each representing 25 shares of common stock (“Common Stock”), of Pampa Energia S.A. and further agrees that this Joint Filing Agreement shall be included as an Exhibit to such filing. This Joint Filing Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Dated: December 20, 2010

             Pampa Holdings LLC

             By:  /s/ Marcelo Mindlin

             Name: Marcelo Mindlin

                                                         Title: Director of the Managing Member

             Pampa F&F LLC

             By: /s/ Marcelo Mindlin

             Name: Marcelo Mindlin

                                                         Title: Director of the Managing Member

             Dolphin Fund Management S.A.

             By: /s/ Marcelo Mindlin

             Name: Marcelo Mindlin

             Title: President

             Consultores Fund Management Ltd.

             By: /s/ Marcelo Mindlin

             Name: Marcelo Mindlin

             Title: President

             Dolphin Inversora S.A.

             By: /s/ Marcelo Mindlin

             Name: Marcelo Mindlin

             Title: President

Marcelo Mindlin /s/ Marcelo Mindlin